United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 14, 2016

Date of Report (Date of earliest event reported)

M I Acquisitions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Magna Management LLC 40 Wall Street, 58th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (347) 491-4240

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated September 19, 2016 (the “Current Report”), on September 19, 2016, the Company consummated its initial public offering of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”), and one warrant (“Public Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”).

As also previously disclosed in the Current Report, on September 19, 2016, simultaneously with the consummation of the initial public offering, the Company consummated the private placement of 402,500 units (the “Private Units”) at a price of $10.00 per Private Unit to its initial stockholders, generating total proceeds of $4,025,000.

The underwriters exercised the Over-allotment Option in part and, on October 14, 2016, the underwriters purchased 310,109 Over-allotment Option Units, which were sold at an offering price of $10.00 per Unit, generating gross proceeds of $3,101,090. On October 14, 2016, simultaneously with the sale of the Over-Allotment Units, the Company consummated the private sale of an additional 18,607 Private Units to one of the initial stockholders, generating gross proceeds of $186,070.

A total of $54,694,127 of the net proceeds from the sale of Units in the initial public offering (including the Over-allotment Option Units) and the private placements on September 19, 2016 and October 14, 2016, were placed in a trust account established for the benefit of the Company’s public stockholders. The Company’s unaudited pro forma balance sheet, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and related private placement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The Private Units are identical to the Units sold in the initial public offering except that the warrants underlying the Private Units (i) will be exercisable on a cashless basis at the holder’s option and (ii) will not be redeemable by the Company, in either case as long as they are held by the initial purchasers or any of their permitted transferees. The holders of Private Units agreed to certain restrictions on the Private Units, as described in the initial public offering registration statement. Additionally, the holders agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances) until the completion of the Company’s initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

99.1	Pro-Forma Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 20, 2016

M I ACQUISITIONS, INC.

By:	/s/ Marc Manuel
Name:	Marc Manuel
Title:	Chief Financial Officer